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                                                                   EXHIBIT 23(b)






CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in TRW Inc.'s Registration Statement Nos. 333-06633 and 33-58257 on Form S-8 pertaining to The TRW Canada Stock Savings Plan and the related prospectus of our report dated March 10, 1998 with respect to the financial statements of The TRW Canada Stock Savings Plan for the year ended December 31, 1997 included as Exhibit 99(b) to the TRW Inc. Annual Report (Form 10-K) for the year ended December 31, 1997.




                                                      /s/ Ernst & Young

                                                      ERNST & YOUNG






Hamilton, Ontario
March 20, 1998